UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PUSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SiriusPoint Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-1599372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Point House

3 Waterloo Lane

Pembroke, Bermuda HM 08

(441) 542 3300

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.00% Resettable Fixed Rate Preference Shares, Series B, par value $0.10 per share, $25.00 liquidation preference per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-255917

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby is the 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value per share, $25.00 liquidation preference per share (the “Series B Preference Shares”), of SiriusPoint Ltd. (the “Company”). The Company hereby incorporates by reference the description of its preference shares, $0.10 par value per share, contained in the Company’s Prospectus, dated May 7, 2021, under the heading “Description of Share Capital,” and the description of the Series B Preference Shares in the Company’s Prospectus Supplement, dated June 28, 2021, under the heading “Description of Series B Preference Shares,” constituting part of the Registration Statement on Form S-3 (File No. 333-255917) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, on May 7, 2021. The Series B Preference Shares have been approved for listing on the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit Number	Exhibit

3.1	Memorandum of Association of Third Point Reinsurance Ltd. (incorporated by reference to Exhibit 3.1 of Third Point Reinsurance Ltd.’s registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).
3.2	Certificate of Deposit of Memorandum of Increase of Share Capital of Third Point Reinsurance Ltd. (incorporated by reference to Exhibit 3.1.1 to Third Point Reinsurance Ltd.'s Annual Report on Form 10-K filed with the SEC on February 28, 2014).
3.3	Bye-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).
3.4	Amended and Restated Certificate of Designation of the Series B Preference Shares (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed with the SEC on March 18, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SiriusPoint Ltd.

	By:	/s/ David W. Junius
	Name:	David W. Junius
	Title:	Chief Financial Officer

Date: June 30, 2021

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